UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 10, 2020

APPROACH RESOURCES INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33801	51-0424817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Ridgmar Centre 6500 West Freeway, Suite 800 Fort Worth, Texas		76116
(Address of principal executive offices)		(Zip Code)

(817) 989-9000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

(Title of each class)	(Trading Symbol(s))	(Name of each exchange on which registered)
Common Stock, par value $0.01 per share	*	*

* On November 12, 2019, Approach Resources Inc.’s common stock began trading on the OTC Pink marketplace. The NASDAQ Global Select Market has filed a Form 25 with the Securities and Exchange Commission to remove the common stock of Approach Resources Inc. from listing and registration on the NASDAQ Global Select Market. Deregistration under Section 12(b) of the Act will become effective 90 days after the filing date of the Form 25.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

As previously disclosed, on November 18, 2019, Approach Resources Inc. (“Approach,” the “Company,” or “we”) and all of its subsidiaries (the “Filing Subsidiaries and, together with Approach, the “Debtors”) filed voluntary petitions (collectively, the “Bankruptcy Petitions”) under chapter 11 (“Chapter 11”), of Title 11 of the U.S. Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Court”), thereby commencing the Chapter 11 cases captioned In re Approach Resources Inc., et al., Case No. 19-36444 (Bankr. S.D. Tex.) (the “Chapter 11 Cases”).

On February 10, 2020, the Company, as borrower, and certain of its subsidiaries, as guarantors, entered into the first amendment (the “First Amendment”) to the Senior Secured Super Priority Debtor-In-Possession Credit Agreement originally dated as of December 18, 2019, by and among the Company, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and issuing bank, and the financial institutions or other entities from time to time parties thereto as lenders.

Effective as of January 9, 2020, the First Amendment modifies certain milestones with respect to both a plan of reorganization and a sale of all or substantially all of the Debtors’ assets pursuant to Section 363 of the Bankruptcy Code, including, among others, the following deadlines: (i) the filing of the bid procedures and the sale motion seeking approval of a sale of all or substantially all of the Debtors’ assets not later than December 11, 2019; (ii) the entry of the Court’s order approving the bid procedures and setting a hearing date for the approval of the sale not later than January 9, 2020; (iii) the receipt of qualified bids for the sale not later than February 14, 2020; (iv) the commencement of the auction contemplated by the bid procedures not later than February 26, 2020; (v) the entry of the Court’s order approving the sale not later than March 6, 2020; (vi) the filing of a plan of reorganization and disclosure statement not later than March 9, 2020; (vii) the entry of the Court’s order approving the disclosure statement not later than April 6, 2020; and (viii) the entry of the Court’s order confirming the plan or reorganization not later than May 22, 2020.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which has been filed with the Court and is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1

First Amendment to Senior Secured Super Priority Debtor-In-Possession Credit Agreement, dated as February 10, 2020, by and among the Company, as borrower, the guarantors party thereto, JPMorgan Chase Bank, N.A., as administrative agent and issuing bank, and the financial institutions or other entities from time to time parties thereto as lenders

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Approach Resources Inc.

By:	/s/ Joshua E. Dazey
Joshua E. Dazey
Executive Vice President – Legal

Date:  February 13, 2020

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